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                                                       Per-Share earnings
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
                                               For the quarter ended March 31, 1999
                                    Income                   Shares                Per share
                                    (Numerator)              (Denominator)         Amount
Net Income                          $149,625

Basic EPS
Income available to
  Common Shareholders               $149,625                  2,133,906             $0.07

Effect of Dilutive
  Incentive Stock Options                 -0-                        -0-              -0-

Dilutive EPS
Income available to
  Common Shareholders and
  assumed conversions               $149,625                  2,133,906             $0.07

                                               For the quarter ended March 31, 1998
                                    Income                    Shares               Per share
                                    (Numerator)               (Denominator)         Amount

Net Income                          $102,982

Basic EPS
Income available to
  Common Shareholders               $102,982                    608,940             $0.17

Effect of Dilutive

  Incentive Stock Options                 -0-                        -0-              -0-

Dilutive EPS
Income available to
Common Shareholders and
  assumed conversions               $102,982                    608,940             $0.17
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